EXHIBIT 10.19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Enphase Energy

201 1st Street, Suite 300

Petaluma, CA 94952

MASTER DEVELOPMENT & PRODUCTION AGREEMENT

APPLICATION SPECIFIC INTEGRATED CIRCUIT (ASIC)

by

and

between

Enphase Energy, Inc.

and

Fujitsu Microelectronics America,

Inc.

Rev. 1, 10/00

Form F-1982

This Master Development and Production Agreement (the “Agreement”) is entered into this 19 day of August, 2009 (“Effective Date”) by and between Enphase Energy, Inc., having its principal place of business at 201 Ist St., Suite 300, Petaluma, CA 94952 (“Buyer”) and Fujitsu Microelectronics America, Inc., having its principal place of business at 1250 E. Arques Ave., Sunnyvale, CA 94085 (“Seller”). In consideration of the mutual promises herein contained, the parties hereby agree as follows:

1.	PURPOSE OF AGREEMENT

Buyer intends to place Purchase Orders with Seller for the development and production of Application Specific Integrated Circuits (“ASIC” or “Product”). This Agreement sets forth the terms and conditions that will govern the development and supply of Products by Seller and purchase of the Products by Buyer.

2.	DEFINITIONS

This Agreement will refer to several documents, each of which are integral to the ASIC design and development process.

a.	Development Task Order (“Task Order” – Exhibit A): This document sets forth the terms under which Seller will develop the Product, including the Statement of Work and the Nonrecurring Engineering Charges (“NRE”).

b.	Change Order (Exhibit B): This document allows the Buyer and Seller to agree to changes to the Task Order.

c.	Risk and annual ASIC Production Terms (“APT” – Exhibit C): This document provides the terms under which Buyer authorizes Seller to manufacture and deliver an ASIC in development under this Agreement prior to Buyer having provided written approval of engineering samples (“Engineering Samples” or “ES”). Also, this document provides the specific terms for the production of each ASIC manufactured under this Agreement.

d.	Design Specifications (“Specifications”): This refers to the terms set forth in the Design Specifications Summary and in Buyer’s approved post-layout simulation results based on final netlist.

e.	Register Transfer Language (“RTL”): A high-level description ASIC language provided by Buyer if the interface is “RTL Handoff.”

f.	Timing Constraints: Chip input, chip output, and chip internal timing requirements,

g.	Synthesis: This process converts RTL to a netlist based on Seller’s ASIC components library. Synthesis is done by Seller since this is an RTL-Handoff.

h.	Design Specifications Summary (Exhibit D): This document is used by Buyer to set forth the technical information necessary to define the manufacture of the final Product.

i.	Floor Planning and Trial Place and Route Phase: Phase begins when Seller accepts or begins work on a partial or complete RTL. The RTL will be synthesized and the synthesized netlist may be used to make and verify component placement information. Phase continues until Seller accepts or begins work on agreed-to final RTL.

j.	Approval to Start Final Place and Route Sheet: This document authorizes Seller to begin final place and/or route when the criteria in the document are met. The execution of this form is a pre-requisite to start the final layout of the Product,

k.	Final Place and Route Phase: Phase begins with Seller’s acceptance of final RTL.

l.	Timing Data Extraction: Delay information pertaining to the ASIC, extracted from the layout. Final timing data extraction is the first one provided after Final Place and Route Phase starts that meets the agreed to Timing Constraints set when entering the Final Place and Route Phase.

m.	Layout Data Verification: Seller verifies thai the ASIC obeys physical manufacturing rules and the layout functionally matches the Buyer’s circuit.

n.	Post-Layout Approval Sheet: This document sets forth the post-layout output from the Seller’s design verification tools and allows Buyer and Seller to indicate whether the data are acceptable and within the Buyer’s Specifications. The execution of this form is a prerequisite to tapeout and mask making for the Product and shall be deemed to incorporate Buyer’s Design Specifications Summary and Buyer’s approved post-layout results.

o.	Approval to Move to Mass Production: The Buyer must indicate approval in writing to move production control from Seller’s engineering to Seller’s production control. The execution of this form is a prerequisite to mass production of the Product. This form may be signed by either the VP of Operations or the Vice President of Engineering of Buyer, with the individuals currently holding such titles shown on Exhibit E.

p.	Statement of Work (“SOW” – Exhibit F): It defines technical deliverables and responsibilities. It contains detailed schedules of ASIC design project. Subsequent SOWs may be executed as Exhibit F-l, F-2, etc.

q.	Product: Semiconductor ASIC (Application Specific Integrated Circuit) device supplied by Seller in accordance with the terms and conditions of this Agreement.

3.	TERM

This Agreement will commence on the Effective Date and will remain in effect for five (5) years, followed by automatic one-year renewals, unless and until either party provides the other with at least six (6) months prior written notice of termination of this Agreement.

4.	DEVELOPMENT PRODUCT

The following terms and conditions apply to Products that are in the development stage:

a.	Development Task Order

For each Product in development, Buyer will execute a Task Order. Seller is authorized to proceed with Final Place & Route Phase only after the Task Order has been signed by Buyer and Seller.

b.	Change Orders

Buyer may request changes to the then-current Task Order by submitting a Change Order to Seller. Seller will be obligated to proceed with development under the Change Order as of the date that both parties have signed the Change Order. Seller will not unreasonably, taking into consideration the significance of the change, withhold or delay its signing of each such Change Order submitted by Buyer. Once the Change Order is signed by Buyer and Seller, then work pursuant to the Change Order will be undertaken in accordance with the schedule set forth in the Change Order and any applicable Task Order and/or Statement of Work.

c.	Payment

Subject to credit approval by Seller (which shall be consistent with Seller’s standard credit approval practices), as of the date of execution of this Agreement, Buyer has paid Seller fifty percent (50%) of

NRE for development of the ASICs referred to by the parties as “Raven” and “Jay”, respectively, and payment for Item 2 for Jay in Table 1 below (in the amount of $[***]). The remaining NRE payments (those not paid by Buyer as of the date of execution of this Agreement) will be based on Seller’s achievement of the milestones set forth in the below tables. Seller shall notify Buyer in writing of each achievement of a milestone set forth in the table below. which notice shall be accompanied by an invoice for the corresponding NRE payment. Payment terms for all invoices issued under this Agreement shall be net 30 days after Buyer’s receipt of invoice, which will be issued electronically.

Table 1 Jay NRE Payment Schedule

Item	Activity	Cost

1	Project Kickoff (paid)	$	[***	]

2	RTL Handoff (paid)	$	[***	]

3	IP Development	$	[***	]

4	SDF Delivery & Timing Closure	$	[***	]

5	Tapeout	$	[***	]

6	Engineering Samples	$	[***	]

	Total	$	[***	]

Table 2 Raven NRE Payment Schedule

Item	Activity	Cost

1	Project Kickoff (paid)	$	[***	]

2	RTL Handoff	$	[***	]

3	IP Development	$	[***	]

4	SDF Delivery & Timing Closure	$	[***	]

5	Tapeout	$	[***	]

6	Engineering Samples	$	[***	]

	Total	$	[***	]

*	Invoiced 6/20/09, payment due by 8/19/09 as previously agreed.

d.	NRE Costs

•	Total NRE Costs (Jay and Raven) - $[***]

•

Engineering Cost of ASIC Synthesis, IP Development, Backend Design (DFT insertion. Physical Layout, Physical Verification, ATPG. Logic Verification for testing). Timing Closure. Equivalency Checking, IR Drop Analysis, Package Design & Development.

•	Mask Costs (180nm), Load Boards, Test Boards, Test sockets, IP licensing

•	20 Engineering Samples (10 for Raven and 10 for Jay)

c.	Modification and Re-spin NRE Costs

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

If re-spin is required because of package. IP or back-end issues (other than those attributable to Buyer’s written instructions or specific requests), then there will be no cost to the Buyer and Seller will bear all costs. Assuming package remains the same as during initial spin, and if the re-spin is required by the Buyer’s written instructions or specific requests, then the below costs will apply for each ASIC re-spin so required by the Buyer. For incremental changes to the feature set of the device, when such Buyer-initiated respin requires changes to Seller’s analog and/or digital macros, the engineering cost will be mutually agreed upon in writing by Buyer and Seller.

Additionally, engineering development costs of any such Buyer-initiated respin of the package and I/O bonding of the pads will be mutually agreed upon in writing by Buyer and Seller.

Seller will provide a quotation for the total NRE cost of the respins: provided that the quoted total NRE cost for a given respin shall not exceed Seller’s actual cost to perform such respin.

Metal layers change only $[***]

All layers change $[***]

Engineering design cost TBD by mutual written agreement of Buyer and Seller

f.	Re-spin payment terms:

If re-spin occurs:

At time of placement of purchase order: [***]% of applicable re-spin NRE costs

At time of delivery of final RTL: [***]% of applicable re-spin NRE costs

At time of tape-out: [***]% of applicable re-spin NRE costs

At time of delivery of all ES parts [***]% of applicable re-spin NRE costs

g.	Additional Engineering Samples; Risk Commercial Samples:

Buyer may purchase Additional Engineering Samples (“AES”) at 1.5 X unit price (up to 150 pcs)

Buyer may purchase risk commercial samples ( Risk CS) at 1.25 X unit price (up to 500 pcs)

•	A Risk CS is a production graded commercial sample that Buyer may take at its own risk before complete ES approval

•	All orders for Risk CS are non-cancelable

•	The Risk CS materials will be purchased at or before the tape out, and are expected to be fabricated at the same time as the first ES/AES fabrication

h.	Activities & Deliverables Included in the Design Support NRE Charge

Design:

•	Under the terms of a separate agreement, Seller has provided its 180nm cell based design kit to Buyer, who will use this design kit to verify the design.

Design Verification & Layout:

•	Seller to perform logic and design rule checks.

•	Buyer to review and validate the design.

•	After final layout and post layout simulation. Seller will complete the Final Post-Layout approval sheet and Design Specifications of the design for Buyer approval and signature.

Test Vectors & Test Program:

•	Buyer to supply functional vectors if necessary.

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

•	Seller to provide logic SCAN/RAM BIST/JTAG/test bus (PLL).

•	Seller to perform ATPG and Fault Simulation if necessary.

•	Seller to develop wafer sort and final test programs.

•	Seller will perform analog IP testing.

•	Seller will provide the test RTL required for testing the parts on wafer and Buyer will integrate the RTL and deliver the final RTL to Seller.

Prototyping:

•	Seller will generate the photo masks, and fabricate prototype wafers.

•	Seller will generate the specific production test program if required.

•	Seller will deliver 20 Engineering Samples (10 of Raven and 10 of Jay) to Customer.

•	Seller may deliver AES to Customer upon request prior to tape-out.

i.	Lead times

Seller will exercise commercially reasonable efforts to achieve the following lead times; provided, however, if Seller’s achievement of the following lead times will be delayed. Seller must notify Buyer in writing of the length of the anticipated delay and the reasons for the delay. For clarity, the exercise of “commercially reasonable efforts” under this subsection (i) does not allow Seller to delay Buyer’s lead times in order to preferentially perform under other contracts, but would encompass delays attributable to unanticipated technical difficulties.

1. Tapeout to ES deliver (for both Jay and Raven)	[***] weeks
2. Production (after ES sign-off. Purchase Order release and twelve month rolling forecast)	[***] weeks

j.	IP Support/ Qualification

IP Support

•	Under the terms of separate written agreement(s). Seller will provide support for all the IP including existing IP and new custom IP being developed for Buyer.

IP Qualification

•

Seller will ensure that its IP meets Seller’s applicable specifications for the IP (as disclosed to Buyer) and provide support for the current process technology for the same duration as the process life time.

k.	Development Types

1) RTL HANDOFF

Buyer submits to Seller functionally verified RTL, Timing Constraints, verification test benches, written approval to start Final Place and Route Phase, and written approval of post-layout results. Seller provides logic synthesis, test insertion, layout. Timing Data Extraction, Layout Data Verification, maskmaking, test generation and Engineering Samples in accordance with agreed to Specifications.

l.	Cancellation; Buyer’s Approval of Post-Layout Simulation

If Buyer cancels the development of any specific Product without cause. Buyer will pay Seller for work completed and milestones achieved as of the date of cancellation in accordance with this Agreement and

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Buyer also will pay for the next milestone payment that would have been earned if Seller had completed the then-current phase of Product development which was underway at the time of cancellation. Any monies previously paid by Buyer that are in excess of the foregoing amounts due will be refunded to Buyer. On or before the date of Buyer’s approval of post-layout simulation. Seller will honor the changes requested by Buyer and these changes will be part of the existing Task Order. In the absence of receipt by Seller of Buyer’s written approval or rejection of post-layout simulation within forty-five (45) working days of Buyer’s receipt of post-layout simulation data, such post-layout simulation will be deemed approved by Buyer. If Buyer wants such specific Product to be redesigned after Buyer’s receipt of’ such post-layout simulation data. Buyer and Seller will negotiate a new Task Order to cover the redesign.

m.	Approval to Start Final Place and Route Phase

Each Product under development will be Floor Planned by Seller. Seller will ensure that chip timing is capable of being met in the Final Place and Route Phase, provided Buyer has provided RTL that is capable of delivering the specified timing. Buyer’s RTL will be complete and functionally verified. Timing requirements will also be complete. Seller will begin Final Place & Route Phase upon receipt of Buyer’s Approval to Start Final Place and Route Sheet. Buyer’s Approval to Start Final Place and Route Sheet confirms that criteria to proceed were met. Seller will accept signature of Director of Engineering or a Vice President from Buyer’s organization as approval to proceed.

n.	Post-Layout Approval

Tapeout and mask making will not begin until Seller has received Buyer’s written approval of the Seller’s post-layout results and the Buyer’s final Design Specifications Summary, which shall be provided at least one (1) month prior to tapeout unless the parties otherwise mutually agree (for the Jay ASIC, the parties have agreed to a shorter time period). Buyer will use Post-Layout Approval Sheet for approval of the post-layout results. Unless otherwise specified in writing by Buyer, Seller will accept signature of Director of Engineering or a Vice President from Buyer’s organization.

o.	Approval to Move to Mass Production

For each Product, Seller shall provide Buyer with Engineering Samples as specified in the applicable Task Order relating to the Product. Seller will be responsible for ensuring that the ES meet the requirements of the Post-Layout Approval Sheet. Buyer must accept or reject the ES in writing by completing Seller’s Approval to Move to Mass Production within thirty (30) days of Buyer’s receipt of all such ES shipped by Seller. In the absence of receipt by Seller of Buyer’s written notice of acceptance or rejection of such ES within such thirty (30) days, all such ES will be deemed accepted by Buyer. FMA warrants that ES will conform to the Post-Layout Approval Form for thirty (30) days following delivery to Buyer. If Buyer requests additional ES based on new design requirements or for any reason other than non-conformity of the ES to the Post-Layout Approval Sheet, Buyer and Seller may negotiate a new NRE. If the cause for the Buyer’s rejection is due to non-conformity of the ES to the Post-Layout Approval Sheet, then Seller will redesign the Product at no charge to Buyer. If there are IP and/or Product/process production issues that require additional time for board changes, then Buyer or Seller (as applicable) will request additional time. Any issues that Buyer identified during Product production that can be attributed to Seller’s acts, omissions, or processes (or to other causes within Seller’s control) will be promptly resolved by Seller.

p.

THE ENGINEERING SAMPLES DELIVERED TO BUYER HEREUNDER ARE FOR VALIDATION PURPOSES ONLY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 4 (o) OF THIS AGREEMENT, ALL WARRANTIES WITH RESPECT TO ENGINEERING SAMPLES, WHETHER EXPRESS OR IMPLIED, AND ALL GUARANTIES AND ALL REPRESENTATIONS AS TO PERFORMANCE OF ENGINEERING SAMPLES, INCLUDING ALL WARRANTIES WHICH, BUT FOR THIS PROVISION, MIGHT ARISE FROM COURSE OF DEALING OR CUSTOM OF TRADE AND INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND OF NON-INFRINGEMENT ARE DISCLAIMED. Any rejection of Engineering Samples by Buyer must be in writing and based on a detailed description of the ES’s failure to meet the functional and parametric specifications that have been mutually agreed to in the Post-Layout Approval Sheet. Upon receipt of such rejection, Seller shall have a period of thirty (30) days to cure the defects set forth in such notice of rejection. In the event that Seller is unable to cure the defect within such 30-day period or any extension of such period as may be agreed to by the parties in writing, Buyer may cancel further development without penalty or additional charges. Seller will perform thorough testing of ES. including Scan, DC, Boundary Scan. 1DDQ. Connectivity. Analog Testing, and Functional Testing. Buyer’s exclusive remedy and Seller’s entire liability under this Agreement with respect to non-conforming ES is to use reasonable efforts to replace any detective ES, or, in the event Seller is unable after such efforts to replace such ES, to issue a credit or refund for the purchase price of such ES. The warranty obligation does not apply to any defects which arise from (i) misuse, neglect, improper installation, repair, alteration or accident by Buyer or its customers or agents; (ii) any modification to the part made by Buyer or its customers or agents; (iii) Buyer’s own logic design for the ES; or (iv) the equipment, systems or software used by Buyer or its customers or agents in connection with the ES.

5.	MASS PRODUCTION PRODUCTS

The following terms apply to mass production Products only. Risk Production products require the execution of a separate Risk Production Task Order. Production testing shall be performed by Seller in all operating conditions that are specified in the Design Specifications. For clarity. Purchase Orders for Products may be submitted to Seller by Buyer or by a third party designated by Buyer which is performing manufacturing or other services on behalf of Buyer. Seller retains the right to qualify such third party contract manufacturers and service providers on the basis of Seller’s credit evaluation, and may determine the payment terms (in accordance with objectively reasonable standard criteria that Seller generally uses to establish payment terms) applicable to such third party contract manufacturers and service providers, including cash in advance if such payment term is consistent with such standard criteria of Seller, in its sole discretion.

a.	Price

The Product price is set forth in the APT. Seller does not have the right to increase the prices in the APT, including any increase which may be attributable to any additional duty, tariff, tax. or other charge imposed as a result of any action by any national or federal government, any state or local government, or any agent or agency thereof. Unless otherwise agreed to in writing by Buyer and Seller or as required by applicable laws, all amounts payable by Buyer will be itemized separately on invoices. If exempt from taxes, Buyer must provide a Certificate of Exemption prior to the time a given Purchase Order is submitted to Seller: provided that, once such Certificate of Exemption has been submitted to Seller, Buyer is not obligated to submit another Certificate of Exemption unless and until the originally submitted Certificate of Exemption is no longer applicable or valid.

b.	Terms of Payment

Subject to credit approval by Seller (which shall be consistent with Seller’s standard credit approval practices), payment terms are net thirty (30) days from the date of Buyer’s receipt of Seller’s invoice, which will be issued electronically.

Each shipment by Seller to Buyer pursuant to this Agreement will be a separate and independent transaction and will be invoiced separately, and Buyer will pay for each shipment separately and as invoiced (unless such shipment and/or invoice is disputed by Buyer). Buyer will notify Seller of any incorrect or incomplete invoices within ten (10) business days after receipt of the invoice. Seller will issue corrected invoices within two (2) business days after receipt of Buyer’s notification. Should Buyer fail to notify Seller of an incorrect invoice within the ten (10) business days. Buyer shall pay the invoice in accordance with the above payment terms and issue a separate request for credit. Should Seller fail to issue a corrected invoice within the above-described two (2) business days period, then Seller will accept Buyer’s partial payment of an invoice in an amount less than the full amount of any invoice. The Seller’s acceptance of partial payment does not constitute a waiver of Seller’s right to collect the balance or an accord and satisfaction notwithstanding Seller’s endorsement of a check or other instrument.

c.	Title

Seller will ship by the method requested by Buyer. All Products purchased by Buyer will be shipped FOB Seller’s warehouse in Texas or Seller’s parent company’s warehouse in Japan, unless otherwise agreed by Seller and Buyer. Title passes to Buyer and Seller’s liability as to delivery will cease upon delivery of Products to the carrier. Seller will have no obligation to ship via a carrier that does not comply with applicable U.S. law; provided that, if Buyer requests that Seller ship via such carrier, Seller shall provide prompt written notice to Buyer, so that Buyer may rebut Seller’s determination of non-compliance or may select another carrier that does comply with applicable U.S. law.

d.	Property Rights

The intellectual property created by Seller in designing and developing Products for Buyer hereunder, or in the process of manufacturing Products for Buyer, including the basic ASIC design software and processing technology utilized in the development and manufacture of ASIC’s for Buyer and excluding the ASIC logic circuit connection pattern of Buyer’s design embedded in the Fujitsu Logic Description Language (“FLDL”), will not be deemed to produce a work made for hire (collectively, “Seller IP”). Buyer shall not have any copyright, trademark, patent, trade secret or other intellectual property rights in the Seller IP, including the mask works relating to the Products which are created by Seller. All such rights in Seller IP will remain the property of Seller and no license of any type, express or implied, under Seller IP is granted to Buyer under this Agreement. Seller will also retain all such right, title and interest to any Seller-provided cells or macros that Seller incorporates into the ASIC design or furnishes to Buyer for use in its design, unless otherwise mutually agreed between the parties. No license, express or implied, with regard to any trademark of Seller or its affiliated companies is granted to Buyer under this Agreement. No license, express or implied, with regard to any trademark of Buyer or its affiliated companies is granted to Seller under this Agreement.

Notwithstanding anything to the contrary in the foregoing paragraph or elsewhere in this Agreement, Seller will provide the Products exclusively to Buyer, and shall not use Seller IP (including the mask works relating to the Products) to design, develop or manufacture similar products for the benefit of any third party. Buyer solely owns, and will retain, all intellectual property rights to the Products themselves, excluding Seller IP. Seller will retain possession of all masks relating to the Products, but all such masks which are customized to meet Buyer’s Design Specifications will be made, used and held by Seller solely for Buyer’s exclusive use and exploitation. Seller will not use such masks for the benefit of any third party without prior written authorization from Buyer (such authorization within Buyer’s sole discretion). For the avoidance of doubt, Seller will supply to any third party products which are identical or substantially similar to the Products manufactured for Buyer under this Agreement.

If Buyer places no Purchase Orders for any Product for twelve (12) months from the date of Buyer’s ES approval, or for twelve (12) months from the date of last delivery of Product(s), Seller will keep the masks relating to the Products for Buyer’s exclusive use for a period of 5 years from such applicable date, provided Seller has not discontinued manufacture of the Product or the Product manufacturing process (and in such event, Section 6.b. shall apply and govern).

e.	Warranty and Sole Remedy

For the warranty period specified below, Seller warrants that the Products delivered hereunder will (1) be free from defects in materials and workmanship under normal use and service, and (2) will comply with the Post-Layout Approval Sheet. Seller disclaims any warranty for defects to the extent such defects primarily result from designs or Specifications provided by the Buyer and used by Seller, including but not limited to Buyer’s function and logic design, and RTL. The warranty obligation of Seller does not apply to any defects to the extent such defects primarily result from (i) Product misuse, neglect, improper installation, repair, alteration or accident by Buyer or its customers or agents after delivery of Product(s) to the Buyer; (ii) any modification to the Product(s) made by Buyer or its customers or agents after delivery of Product(s) to the Buyer; or (iii) the equipment, systems or software used by Buyer or its customers or agents in connection with the Products.

Seller’s warranty obligations are limited to replacement of any defective Product(s), or in the event Seller is unable to replace such Product(s), to issue, at the election of Buyer, a credit or refund for the purchase price of such Product(s).

EXCEPT FOR THE EXPRESS WARRANTIES PROVIDED IN THIS SECTION 5.e., ALL WARRANTIES WITH RESPECT TO PRODUCTS, WHETHER EXPRESS OR IMPLIED, AND ALL GUARANTIES AND ALL REPRESENTATIONS AS TO PERFORMANCE OF PRODUCTS, INCLUDING ALL WARRANTIES THAT MIGHT ARISE FROM COURSE OF DEALING OR CUSTOM OF TRADE, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND OF NON-INFRINGEMENT ARE EXPRESSLY EXCLUDED AND DISCLAIMED BY SELLER.

No agent, employee or representative of Seller has any authority to bind Seller to any affirmation, representation or warranty relating to the Products other than as specifically provided herein. An officer of Seller is deemed to have such authority to bind Seller.

The warranty provided for herein is subject to the following conditions:

1)	Buyer will notify Seller promptly in writing of any claims if a Product is or becomes defective during the warranty period.

2)	Buyer will follow Seller’s Return Material Authorization procedures if Seller advises Buyer to return a defective Product for replacement.

3)	Buyer will reimburse Seller for all reasonable expenses incurred by Seller for shipping, handling, and inspection of such Product alleged by Buyer to be defective if such Product is either (i) not under warranty, or (ii) is finally determined not to be defective, or (iii) is defective due to any cause or condition not covered under the warranty provided herein. With respect to clause (ii), if Seller disagrees with Buyer’s determination that such Product is defective, Seller shall so notify Buyer in writing within thirty (30) days. In such event, Seller and Buyer shall meet in good faith to attempt to resolve the issue in a manner agreeable to both parties (and if circumstances are appropriate, the parties may agree to send such alleged defective Product to an outside laboratory or consultant for testing, in order to achieve the parties’ mutual objective of avoiding material delays to pre-agreed Product timelines and/or delivery dates).

4)	Buyer will pay all transportation charges for returned Product. Seller will reimburse Buyer for all such transportation charges incurred by Buyer, unless the returned Product is finally determined not to be defective in accordance with paragraph (3) above.

5)	In no event will Seller be liable for any defective Products if it is finally determined that the defect primarily resulted (i) after delivery of Products to Buyer and (ii) from misuse, abuse, improper installation or application, improper maintenance or repair, assembly by Buyer or a third party, alteration, accident or negligence in use, storage, transportation or handling.

6)	Any returned Products which were electrically or mechanically damaged while under the control of Buyer or its customers or agents will not be covered by this warranty, unless the reason for the destruction was a defect in the Product itself.

7)	This warranty will exist for a period of twelve (12) months after the date of Buyer’s receipt of Product shipment. No other warranty period is expressed or implied.

8)	If Seller material or Products do not conform to the applicable specifications, then Seller owns responsibility under the terms of this Section 5.e.

f.	Intellectual Property Indemnification

1)

Seller retains all intellectual property rights in its own intellectual property. Seller will indemnify, defend and hold Buyer harmless against all expenses, damages, costs or losses, including reasonable attorneys fees, resulting from a suit or proceeding brought by a third party which claims that the Product or any part thereof, or the Seller IP or any part thereof, or the process technology or methodology used to manufacture the Product, infringes any copyright, patent, trademark, mask work, trade secret, or other intellectual property right. For clarity, Seller will indemnify Buyer for such claims if Seller-selected processes, materials or IP and/or Seller-selected claim elements (collectively, “Seller Selections”) are sufficient (in and of themselves, and not requiring combination with Buyer Selections (as defined in subparagraph (2) below)) to support such alleged infringement claim. Seller will have no duty to indemnify Buyer for any claims arising out of the circumstances described in subparagraph (2), below. Seller may not sell the Raven or Jay finished Products in any form to any third party, except to Buyer’s designated third party contract manufacturers and service providers. Notwithstanding the foregoing, this Agreement shall not limit the right of Seller to develop, have developed, procure and/or market any products or services whatsoever now or in the future, including any products which perform the same function as Products, so long as such products and services do not incorporate or utilize any of Buyer’s designs. Buyer IP, as defined below, or any Confidential Information of Buyer under the terms of the Mutual Non-Disclosure Agreement between parties, effective November 13, 2008.

2)	Buyer retains all intellectual property rights in its own intellectual property (“Buyer IP”), and will own the Product (i.e., the tangible property delivered to Buyer). Buyer will indemnify, defend and hold Seller harmless against all expenses, damages, costs or losses, including reasonable attorneys’ fees, resulting from a suit or proceeding brought by a third party which claims that the practice or use of Buyer IP or of any design provided or specifically requested by Buyer, infringes any copyright, patent, trademark, trade secret, or other intellectual property right. For clarity, Buyer will indemnify Seller for such claims (i) if Buyer-selected processes, materials or IP and/or Buyer- selected claim elements (collectively, “Buyer Selections”) are sufficient (in and of themselves, and not requiring combination with Seller Selections) to support such alleged infringement claim, or (ii) if the combination of Buyer Selections and Seller Selections is necessary to support such alleged infringement claim. Buyer will have no duty to indemnify Seller for any claims arising out of the circumstances described in subparagraph (1), above.

3)	In order to obtain a defense and indemnification under this subparagraph f, the party seeking a defense and indemnity will: (i) give prompt written notice of the claim to the other party; (ii) give the other party sole control of the defense and settlement of the claim; and (iii) provide to the other party all reasonably available information and assistance, at the other party’s cost and expense. Neither party will enter into any settlement or compromise that materially affects the other party without the other party’s prior written approval, and any such settlement or compromise shall release such other party from all liability in respect of such claim.

4)	Should the manufacture, use, sale, offer for sale and/or import of a Product be enjoined or become the subject of a claim of infringement for which indemnity is provided by Seller under subparagraph (1) above, Seller shall elect to (a) procure for Buyer the rights to continue to use and distribute the same, or (b) replace or modify the same to make it non-infringing without materially changing the form, fit, or function of the Product; provided that such replacement or modification shall be subject to Buyer’s prior written approval (such approval to be granted or denied in Buyer’s sole discretion).

5)	In no event will Seller’s total liability for an indemnified claim under this subparagraph f exceed two times the total amount paid or payable by Buyer to Seller under this Agreement.

6)	THE FOREGOING STATES THE EXCLUSIVE INDEMNIFICATION OBLIGATIONS OF THE PARTIES WITH RESPECT TO ANY ALLEGED COPYRIGHT, PATENT,

TRADEMARK, MASK WORK, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT INFRINGEMENT BY SUCH PRODUCTS OR PARTS THEREOF.

6.	TERMINATION AND PRODUCT DISCONTINUANCE

a.	Termination

Should Buyer wish to terminate the development of a Product under a specific line item in a Task Order, or the production of a Product under a specific line item in an Annual APT for the Product (hereinafter collectively referred to as a “collateral agreement”), Buyer may cancel performance under the particular line item. Notwithstanding such cancellation by Buyer, Seller will honor the quantity of Product for which Seller has received and acknowledged a Purchase Order from Buyer. Buyer shall be obligated to pay for finished Product and work-in-process that has commenced in the manufacturing line at the time of any such cancellation, in accordance with the Annual Production Terms, and all such Product and work-in-process shall be delivered to Buyer at Buyer’s request.

b.	Product Discontinuance

Seller reserves the right to discontinue production of any Product at anytime, subject to the following conditions. In the event that production of a Product is to be discontinued by Seller, Seller will provide notice to Buyer in writing at least six (6) months in advance of each such discontinuation. At a minimum, for five (5) years after Seller’s first delivery of the Product that is the subject of such discontinuance by Seller, Seller will provide such Product for Buyer in accordance with Buyer’s Purchase Orders for such Product. If the Product production process is stated for end-of-life while this Agreement is in effect, Buyer may continue its use of all licensed IP and custom-developed IP for purposes of supporting Products sold to Buyer’s customers: and (ii) Seller will provide support for all licensed IP and custom developed IP for a period of at least one (1) year after the last shipment of discontinued Product in accordance with the support terms specified in the applicable license agreement.

7.	ADDITIONAL TERMS AND CONDITIONS

a.	Precedence

Purchase Orders placed during the term of this Agreement will be governed by and subject to the terms and conditions of this Agreement and applicable Change Orders or Task Orders/ APT. If any inconsistency or conflict should arise between the express terms of this Agreement and the express terms of the applicable Change Order or Task Order/ APT, and if such inconsistent or conflicting Change Order or Task Order/ APT does not expressly state that this Agreement is intended to be amended by such Change Order or Task Order/ APT, the order of precedence in resolving such express inconsistency or conflict will be:

i)	This Agreement

ii)	Task Order/APT

iii)	Change Orders.

In the event such inconsistent or conflicting Change Order or Task Order/ APT does expressly state that this Agreement is intended to be amended by such Change Order or Task Order/ APT, then such amendment shall apply only with respect to such Change Order or Task Order/ APT and not with respect to any other Change Order or Task Order/ APT, unless such other Change Order or Task Order/ APT expressly provides otherwise.

It is expressly agreed that any lack of reference to this Agreement on any Purchase Order issued by Buyer will not affect the applicability of this Agreement to such Purchase Order.

b.	Force Majeure

Except for Buyer’s payment obligations under this Agreement, neither Seller nor Buyer will be responsible for any failure to perform resulting from unforeseen circumstances or causes beyond

Seller’s or Buyer’s (respectively) reasonable control (for example, an act of God or a force majeure event).

In the event of any delay caused by such event, the date of delivery or performance will, at the request of the affected party, be deferred for a period equal to the period of the delay.

c.	INDEPENDENT OF ANY OTHER LIMITATION HEREIN AND REGARDLESS OF WHETHER THE PURPOSE OF SUCH LIMITATION IS SERVED, IT IS AGREED THAT IN NO EVENT WILL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR INDIRECT DAMAGES. FOR CLARITY, THERE IS NO LIMITATION ON EITHER PARTY’S (1) LIABILITY FOR BREACH OR OTHER VIOLATION OF ITS OBLIGATIONS REGARDING THE OTHER PARTY’S CONFIDENTIAL INFORMATION AND/OR PROPRIETARY PROPERTY, OR (2) LIABILITY FOR ITS INTELLECTUAL PROPERTY INFRINGEMENT INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT. EXCLUDING THE LIABILITIES DESCRIBED IN THE FOREGOING SENTENCE (WHICH ARE NOT SUBJECT TO ANY LIMITATION), SELLER’S TOTAL LIABILITY ARISING OUT OF OR DIRECTLY RELATED TO THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO ANY WARRANTY CLAIMS HEREUNDER) REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER THE ACTION IS BASED ON CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE TOTAL AMOUNT PAID BY BUYER TO SELLER UNDER THE AGREEMENT.

d.	Limitations of Actions

No action against a party for breach will be commenced more than one (1) year after the accrual of the cause of action or a party’s knowledge that such cause of action exists, whichever occurs later.

e.	Assignment

Neither party will assign this Agreement or any interest or rights thereunder without the prior written consent of the other party, such consent not be unreasonably withheld. Notwithstanding the foregoing, so long as Buyer’s intended assignee (i) is not a company that, at that time of such proposed assignment, is a competitor of Seller or Seller’s parent company with respect to Seller’s line of business to which this Agreement relates, or (ii) is not a company that would reasonably be expected to raise material issues for Seller regarding export control matters, then Buyer may assign this Agreement without Seller’s consent (a) to an affiliate of Buyer: (b) to a third party that succeeds to all or substantially all of Buyer’s business relating to this Agreement: (c) to a third party purchaser of all or substantially all of Buyer’s assets related to this Agreement: or (d) incident to the merger, consolidation, reorganization or acquisition of Buyer’s slock or assets affecting substantially all of the assets or actual voting control of Buyer.

f.	Fair Labor Standards Act

The Seller represents that with respect to the production of the Products and/or the performance of the services covered: it will fully comply with all requirements of the Fair Labor Standards Act of 1938 as amended.

g.	Local Currency

Any order placed and payment for such order will be in U.S. Dollars.

h.	Governing Law

The laws of the State of California will govern this Agreement. Any provisions hereof which are unenforceable in any jurisdiction will not affect the remaining provisions or affect the enforceability of such provisions in any other jurisdiction. Each of Buyer and Seller consents to the exercise of jurisdiction over it by any state court in Santa Clara County, California or federal district court within the Northern District of California.

i.	Dispute Resolution

If a disagreement whether in tort, contract or otherwise arises between Buyer and Seller, the parties will meet to attempt to resolve the disagreement. If the parties cannot resolve the disagreement among themselves, they will submit the matter to mediation. The parties will agree on a suitable mediator. At least 10 business days before the mediation each side will provide the mediator with a statement of its position and copies of all supporting documents. Each party will send to the mediation a person who has authority to bind the party. If the disagreement cannot be resolved at mediation, a binding arbitration will be conducted by a single arbitrator in San Jose, California, USA in accordance with the then-current commercial arbitration rules of the American Arbitration Association (“AAA”). To the extent that Buyer and Seller cannot agree on a single arbitrator, the arbitrator shall be appointed by AAA. Neither part will sue the other except for enforcement of the arbitrator’s decision. Any arbitration proceeding must be commenced within one (1) year after the first meeting of the parties to attempt to resolve the disagreement. Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy).

j.	Waiver

No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of any party, its agents or employees, but only by an instrument in writing signed by an authorized officer of such party. A waiver by either party of any default or of any of the terms and conditions of this Agreement will not be deemed to be a continuing waiver of any other default or of any other of these terms and conditions. It will apply solely to the instance to which the waiver is directed.

k.	Export

The parties shall comply with applicable export laws and regulations. For “items” and “technologies” controlled under the Export Administration Regulations (“EAR”)(15 C.F.R. 730-774) of the U.S. Department of Commerce, Bureau of Industry & Security, each party will notify the other party of the applicable Export Control Classification Numbers (“ECCN”) for each item and/or technology prior to transfer or release to the other party. For items and technologies controlled under the International Traffic in Arms Regulations (22 C.F.R. 120-130). each party will inform the other party of such items and technologies prior to transfer or release to the other party.

l.	Publicity

Neither party will publicize or disclose the existence or terms and conditions of this Agreement, or any transactions hereunder, without the express, prior written consent of the other party.

m.	Government Contracts

If Buyer’s original Purchase Order indicates by contract number that it is placed under a government contract. Buyer will notify Seller of the Federal Acquisition Regulations (FAR) requirement applicable to the P. O. “Contracting Officer” will mean “Buyer.” “Contractor” will mean “Seller,” and the term “Contract” will mean this Agreement.

n.	Amendments

This Agreement may not be modified or amended except in a writing signed by an authorized representative of each of the parties. Any changes made to this Agreement, other than by Task Order. Change Order, or APT, will be made by amendment attached hereto and incorporated by reference.

o.	Prohibited Uses

Parties agree that Product is designed and intended for commercial use only. Product is not authorized for use as a critical component in military or medical applications, nuclear facilities or systems, or any other application where Product failure could lead to loss of life or catastrophic property damage. Product is not authorized for use as “critical components” in “life support systems’” without the written consent of an officer of Seller. “Life support systems” are either systems intended for surgical implant in the body or systems which sustain life. A “critical component” is any component of a life support system whose failure to perform may cause a malfunction or failure of the life support system or may affect its safety or effectiveness. The inclusion of Product in life support systems without the express written approval of an officer of Seller implies that the Buyer assumes all risk of such use and in so doing indemnifies Seller against all damages and attorneys’ fees.

p.	Entire Agreement

This Agreement, including its Exhibits, sets forth the entire Agreement between Buyer and Seller regarding the development and production of Product and the subject matter of this Agreement, and supersedes all prior oral or written agreements, discussions and understandings, express or implied, and prevails over any conflicting or additional terms of any quote, printed terms of any P.O. or acknowledgment, or similar communication between the parties during the term of this Agreement. However, notwithstanding the foregoing, the provisions of the Mutual Non-Disclosure Agreement between Buyer and Seller, dated November 13, 2008 (“NDA”), shall survive with respect to disclosures made pursuant to the NDA prior to the Effective Date of this Agreement. On and after the Effective Date of this Agreement, (1) the “Business Purpose” described in the NDA shall be amended to include the subject matter of this Agreement, and (2) the term of the NDA shall be extended to end on the date that is five (5) years after expiration or termination of this Agreement.

q.	Notices

All notices required to be sent to either party under this Agreement shall be sent by overnight commercial courier, or properly transmitted facsimile, to the respective addresses of the parties set forth in the preamble of this Agreement, or to such other address which may hereinafter be designated in writing by the addressee party, and shall be effective upon receipt as demonstrated by reasonable proof of delivery.

<< Signature Page Follows >>

IN WITNESS WHEREOF, this Agreement has been executed effective as of the Effective Date.

BUYER:	Enphase Energy, Inc.	SELLER:	Fujitsu Microelectronics America, Inc.

BY:		BY:

PRINT NAME:	Paul Nahi	PRINT NAME:	Steve Della Rocchetta

PRINT TITLE:	CEO	PRINT TITLE:	VP Sales & Marketing

DATE:	8-27-2009	DATE:	8-27-2009

Exhibits:	A. Development Task Order
B. Change Order
C. Risk and Annual Production Terms
D. Designated Signatories to Approval to Move to Mass Production
E. Statement of Work

FUJITSU

EXHIBIT D

Form of Validation Document

Fujitsu Microelectronics America, Inc.        ASIC Design Center

Customer: Enphase Energy, Inc. Technology Type: Customer Part No Fujitsu Part No.:	FMA Document No.: Fujitsu Microelectronics America Inc. 1250 E. Arques Avenue Sunnyvale CA 94085

Please review this document and indicate your approval or disapproval by initialing the appropriate items below. If all items are acceptable, please sign the form and return it to Fujitsu Microelectronics America, Inc. If any item is unacceptable, do not sign the form, but return it with a written explanation of the reason(s) for disapproval. Fujitsu will begin the manufacture of Engineering Sample devices based on this Final Validation Document Approval.

Yes	No	Specification
A. Electrical Specification
1. Absolute Maximum Range
2. Recommended Operating Conditions
3. DC Characteristics
4. AC Characteristics
5. Input/Output Capacitance
B. Package Dimensions
C. Marking Format
D. Pin Assignment
E. Static Timing Condition and Timing Exceptions
F. Design Information

FUJITSU Microelectronics America, Inc.	Enphase Energy, Inc.

Date	Date

MB87S3051	Page 1	FMA Doc. No.: 06142010

A. Electrical Specifications

1. ABSOLUTE MAXIMUM RATINGS

Table 1.1 Maximum Ratings

Vss = 0V
Parameter	Symbol	Ratings	Unit
Power Supply Voltage	VDD		V
Input Voltage	V1		V
Output Voltage	VO		V
Storage Temperature	TST		°C
Junction Temperature	Tj		°C
Output Current	IO		mA
Power Supply Pin Current	ID		mA

Table 1.2 Maximum Current Per Power Supply I/O)

Type of Power Supply	Power Supply Pin Current [mA]
VDDE, VDDI
VSS

Table 1.3 Current Supply Per Power Supply I/O to the Core

Type of Power Supply	Power Supply Pin Current [mA]
VDDI, VSS

2. RECOMMENDED OPERATING CONDITIONS

Table 2.1 Dual-power Supply

Parameter	Symbol	Ratings			Unit
		Min.	Typ.	Max.
Power Supply Voltage	VDDE
	VDDI				V
H-level Input Voltage	VIH				V
V
L-level Input Voltage	VIL				V
V
Junction Temperature	Tj				°C

[date]	Page 2	FMA Doc. No.:

3. DC CHARACTERISTICS

DC characteristics specify the worst values of static characteristics of I/O buffers guaranteed within the range of recommended operating conditions

Table 3.1 DC Characteristics:

Parameter	Symbol	Condition	Specification			Unit
			Min.	Typ.	Max.
H-level output voltage	VOH2					V
	VOH1					V
L-level output voltage	VOL2					V
	VOL1					V
H-level output V-1 characteristics	–					–
L-level output V-1 characteristics	–					–
Input leak current	IL					µA
Pull-up/pull-down resistance	Rp					kΩ

—	V-I Characteristics

Condition	MIN:	Process = Slow,
	TYP:	Process = Typical,
	MAX:	Process = Fast,

[Insert Table]

Figure 3.2

Condition	MIN:	Process = Slow,
	TYP:	Process = Typical,
	MAX:	Process = Fast,

[Insert Table]

4. AC CHARACTERISTICS (Conditions: VSS = 0V, Tj = -    to  °C)

[date]	Page 3	FMA Doc. No.:

AC characteristics depend on junction temperature, supply voltage and process variations. Table 4.1 shows AC characteristics under the condition of.

Table 4.1 AC Characteristics (Standard Specification)

Parameter	Symbol	Value
		Min	Typ	Max (Note)	Unit
Delay Time	tpd				ns

Table 4.2 Measurement Conditions

Measurement Conditions	tmin	ttyp	tmax
VDD =

(Note) tpd max is calculated according to the maximum junction temperature

Output Load Circuit

Figure 4.3 to shows the CMOS buffer (equivalent circuit) of an output load circuit

•	CMOS buffer (Equivalent circuit)

[Insert figure]

Measurement Condition

Measurement Condition	SW1	SW2
LgH, HgL
LgZ, ZgL
HgZ, ZgH

Figure 4.4 CMOS Buffer (Equivalent Circuit)

[date]	Page 4	FMA Doc. No.:

AC Characteristics Measurement Conditions

5. Input/Output Pin Capacitance

Table 5.1 Input / Output Pin Capacitance

Measurement Condition:

Parameter		Symbol	Specification	Unit
Input pin	-	CIN		pF
Output pin	L, M and H types	COUT		pF
I/O pin	L, M and H types	CI/O		pF

Note: Capacitance depends on package and pin positions.

B. Package Dimensions

C. Marking Format

MARKING FORMAT

[insert figure]

Item	Contents of drawing	Font	Hight (mm)
Customer Logo
Country of Origin
Fujitsu Part Number
Customer Part Number
Assembly Year/Week Code
Assembly Country Code
Lead Free

D. Pin Assignment

[date]	Page 5	FMA Doc. No.:

E. Static Timing Condition and Timing Exceptions

Setup Violations at WORST corner:

Setup Violations at BEST corner:

Hold Violations at WORST corner:

Hold Violations at BEST corner:

[date]	Page 6	FMA Doc. No.:

F. Design Information

This section describes important files used in the layout process.

Timing constraint file information:

File Released to FMA:

Date and Checksum :

Note:

Final layout data files information:

POWER CALCULATION

Typical power consumption:

Process	:
Tj	:
VDDE	:
VDDI	:

ATG Fault coverage

            %

[date]	Page 7	FMA Doc. No.:

EXHIBIT E: Designated Buyer Signatories to Approval to Move to Mass Production

Vice President of Operations – Greg Steele

Vice President of Engineering – Nelu Mihair

EXHIBIT F

Statement of Work (Raven)

The statement of work (“SOW”) is entered between FUJITSU MICRO ELECTRONICS AMERICA, INC. (“FMA” or “Fujitsu” or “Seller”) and ENPHASE ENERGY, INC. (“Enphase” or “Buyer”). The SOW is effective beginning on April 14, 2009 and will remain in effect until the services to be performed under this SOW are completed. Work performed under this SOW will be conducted in accordance with and be subject to the terms and conditions for this SOW and the Master Development & Production Agreement previously executed by the parties (“Agreement”). The terms of this SOW are limited to the scope of this SOW and shall not be applicable to any other SOW’s.

1.0	Scope of Work

Fujitsu will design and manufacture an ASIC chip for Enphase, referred to in the Agreement and this SOW as “Raven”, using Fujitsu’s ***] micron ASIC process. The design services include Package Design, Synthesis, DFT Insertion, JTAG, Place & Route, Timing Closure, JR drop analysis, DRC, LVS, ATE Test Program Generation, Package Development etc. Fujitsu will perform services as defined in Section 3.0. The current die size can accommodate additional [***] gates with out increasing the die size as well as the chip cost.

Technology: [***] micron, [***] metal layers

Gate Count:

•	[***] to [***]

Clock Frequency: [***]Mhz

Max I/O Frequency: [***]MHz

Operating Temperature:

•	Industrial operating range of [***] to [***] °C

Operating Voltage:

•	[***]

DFT Requirements: ([***])

Analog IP:

•	[***]

•	[***]

•	[***]

•	Precision Voltage Reference Circuit, [***]% accuracy, < [***]drift

•	Crystal Oscillator

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.

•	Comparator, 2

•	Bias for Comparator

•	DAC, [***]

•	Power on Reset

•	Track & Hold

Target for Total Chip Power Maximum: [***]

2.0	Enphase Deliverables and Responsibilities

Enphase deliverables and responsibilities under this SOW are as follows:

a)	4 RTL drops before tapeout

b)	Chip-Level Constraints & Clock Tree constraints

c)	Data Flow Block Diagram for Floorplanning Purposes

d)	Detailed Clock & Reset Diagram

e)	RTL Functional Verification

f)	PAD Ring

g)	ROM Code Delivery

h)	Packaging Marking

i)	I/O Simultaneous Switching Noise

j)	ECO’s

k)	Post Layout Simulation

1)	Statement of Work

m)	Post Route Signoff (STA Analysis, Final Verification & Simulation Signoff)

n)	Final Signoff

o)	ES Approval, Release to Mass Production o) Checklists for each design phase Sign-off

p)	Integrate the test RTL required for Wafer test provided by FMA and deliver the final RTL.

3.0	Fujitsu Services and Deliverables

Fujitsu design services include Synthesis, DFT Insertion, JTAG, Place & Route, Timing Closure, IR drop analysis, DRC, LVS, ATE Test Program Generation, Package Development.

Fujitsu manufacturing services including subcontracted mask making, manufacturing, sorting and testing of the manufactured parts

Design services and deliverables under this SOW are as follows:

a)	Feedback on RTL, PAD Ring, SDC Constraints

b)	Synthesis

c)	DFT Insertion including Scan & JTAG

d)	RTL to Post-Place & Route Logic Equivalency Checking and Simulation

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.

e)	Post Synthesis & Post-Place & Route Static Timing Analysis

f)	Detailed I/O Timing Analysis

g)	Placement, Placement Optimization/Timing Closure

h)	Clock Planning/Insertion

i)	Routing

j)	Timing Closure with SI & OCV

k)	Netlist Checks (cell usage, design rules, electrical/noise checks)

1)	Glitch Analysis

m)	Post Layout STA

n)	Testability/Manufacturing Checks

o)	Final Pre-GDS Checks (DRC, LVS, Antenna, Metal Fill etc)

p)	Graphical Data (GDS) Generation

q)	Tapeout to Factory

r)	Mask Release

s)	ES Delivery, CS, Risk MP Prato Delivery

t)	Lint Reports

u)	Synthesis Reports

v)	Scan & JTAG Reports

w)	Clock Tree Review & Reports

x)	Place & Route Reports

y)	Timing Closure Reports including SI, OCV etc.

z)	Long Wire Report

a1)	Max Tran, Max Load and Max Fanout Reports

b1)	Gate-Level Netlist

c1)	Final Timing Closure Reports

d1)	Physical Verification Reports

e1)	SDF Delivery

f1)	IR Drop Analysis & Reports

g1)	Provide the test RTL required for testing the parts on wafer.

h1)	Provide characterization data for all IP

i1)	Package design simulation reports

j1)	Top-level simulations of FMA test patterns

k1)	Environment for Enphase Mixed-mode simulations based on full-chip schematics

l1)	The above reports will be provided for the final RTL drop by Enphase. A subset of these reports will be provided for preliminary RTL drops.

Custom IP Development:

Fujitsu is customizing the IP for Enphase. The design of IP will be designed with 11 corner spice simulations, back-annoted sims, and simulations equivalent to monte-carlo simulations. Below are the deliverables:

IP Blocks:

a)	Track & Hold

b)	Precision Voltage Reference

c)	Power on Reset

d)	Temperature Sensor

3.

e)	Comparator

Enphase Responsibilities:

a)	IP Spec Sign-off

b)	IP block Schematic Reviews and Checklists Sign-off

c)	IP block Spice Simulation Results Review & Sign-off

d)	IP block Layout review and Sign-off

e)	Design Reviews & Checklists signoff

f)	IP block Back-Annotated Sims review and Sign-off

g)	IP blocks verilog models signoff

FMA Responsibilities:

a)	IP block Design & Schematics

b)	Spice Simulation of IP blocks

c)	Layout

d)	RC Extraction of IP blocks

e)	Back-Annotated Sims of each IP block

f)	Monte-Carlo Simulations for each IP block

g)	DRC/LVS of each IP block

h)	IP blocks verilog models

i)	Design Reviews

j)	Checklists

4.

DFT Plan:

	Test Item	Notes
Wafer Test	DC
BScan
	Scan	[***]
	BIST	[***], [***], and [***] test
	IDDQ	Use [***] scan pattern
	Analog Test	[***] testing and [***] test
Final Test	DC
BScan
	Scan	[***]
	BIST	[***], [***], and [***] test
	IDDQ	Use [***] scan pattern
	Analog Test	[***] testing and [***] test

Manufacturing services and deliverables under this SOW are as follows:

ES hot lot wafer with [***] ES samples.

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5.

4.0	Project Schedule

Target Completion Date	Task/Deliverable	Responsible Party
4/20/2009	Standard Cell Libraries, 10 Libraries, IP Libraries	Fujitsu

07/30/2009	RTL, SDC Constraints, PAD Ring for Trial Layout phase	Enphase Energy

08/15/2009	Synthesis, scan chain & timing reports from Trial Layout Phase	Fujitsu

08/24/2009	SDF with netlist, timing reports, clock tree reports, SI & OCV reports, Routing reports, Max Tran/Fanout/Load violation reports, long wire reports from Trial Layout Phase	Fujitsu

10/08/2009	Final RTL, Constraints	Enphase

10/15/2009	Final post-layout netlist and SDF	Fujitsu

10/21/2009	Final Verification	Enphase

10/25/2009	Final Design Review	Enphase - Fujitsu

10/29/2009	Final Sign-off	Enphase

10/29/2009	Tapeout	Fujitsu

10/31/2009	Mask Making	Fujitsu

12/05/2009	Engineering Samples Shipped to Enphase	Fujitsu

These dates are contingent upon signing the Master Development & Production Agreement. The project managers for any delays may revise dates. Enphase will inform Fujitsu without any undue delay about any changes concerning but not limited to the schedule, RTL, Constraints, PAD Ring, Etc.

Fujitsu will inform Enphase without any undue delay about any back-end issues, IP development, timing closure, sign-off data, mask making, manufacturing and schedule.

6.

5.0	Confidential Information

Confidential information will be protected in accordance with the terms of the Mutual Non-Disclosure Agreement and the Master Development & Production Agreement between Fujitsu and Enphase.

6.0	Communications

All Communications and notices between the parties relating only to this Statement of Work shall be in writing and given to the following designated Project Coordinator or designated successor

Project Coordinators

For Fujitsu		For Enphase
Name	Irvic Frantz	Name	Kumar Gogineni
Title	Manager	Title	Director
Address	1250 E Argues Avenue, Sunnyvale, CA 94085	Address	201 1st Street, Suite 300, Petaluma, CA 94952
Phone	214-592-4120	Phone	707-763-4784
Fax	408-737-5915	Fax	707-763-0784
Email	ifrantz@fma.fujitsu.com
Email	kumar@enphaseenergy.com

7.0	Revisions

Either party may, by written notice to the other, request changes to the specification or work scope included in SOW. No change will be processed with out signed, written approval of a change order by both Fujitsu and Enphase.

Accepted and Agreed To:

Enphase Energy, Inc.		Fujitsu Electronics America, Inc.

By:	/s/ Stefan Wurster	By:	/s/ Steve Della Rocchetta

Name:	Stefan Wurster	Name:	Steve Della Rocchetta

Title:	Dir. Engr.	Title:	V.P. S.M.S.

Date:	3-22-2010	Date:	3-22-2010

7.